    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2000
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

                         UNITED SECURITY BANCORPORATION
             (Exact name of registrant as specified in its charter)

             WASHINGTON                                 91-1259511
    (State or other jurisdiction         (I.R.S. Employer Identification Number)
 of incorporation or organization)

           9506 NORTH NEWPORT HIGHWAY, SPOKANE, WASHINGTON 99218-1200
               (Address of Principal Executive Offices) (Zip Code)

     BANCWEST FINANCIAL CORPORATION STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                BANCWEST FINANCIAL CORPORATION STOCK OPTION PLAN
                              (Full title of plan)
                  Please send copies of all communications to:

    RICHARD C. EMERY                               STEPHEN M. KLEIN
    United Security Bancorporation                 Graham & Dunn PC
    9506 North Newport Highway                     1420 Fifth Avenue, 33rd Floor
    Spokane, WA  99218-1200                        Seattle, WA  98101
    (360) 679-4181                                 (206) 624-8300

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                                            Proposed
                                         Proposed maximum   maximum
Title of              Amount             offering           aggregate          Amount of
securities to be      to be              price              offering           registration
registered            registered         per share (1)      price (1)          fee
----------            -----------        -------------      ---------          ---
Common shares,        108,878(2)         $12.75             $1,388,194         $366.48
no par value
---------------------------------------------------------------------------------------------

Notes:

1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), the price per share is estimated to be $12.75 based upon the average of the high ($12.75) and the low ($12.75) trading prices of the common stock, no par value per share ("Common Stock") of United Security Bancorporation (the "Registrant") as reported on the Nasdaq Stock Market on February 1, 2000.

2. Shares of Registrant's Common Stock issuable upon exercise of options outstanding under the Bancwest Financial Corporation Stock Option Plan for Outside Directors and the Bancwest Financial Corporation Stock Option Plan (collectively, the "Plans"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        (c) The description of the Common Shares contained in the Registrant's Prospectus/Joint Proxy Statement dated December 30, 1998 and included in the Registrant's Registration Statement on Form S-4 (Registration No. 333-68931), including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares offered pursuant to the Plan will be passed upon by Graham & Dunn PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 23B.08.500 through 23B.08.600 RCW contain specific provisions relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided when a director is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order



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

indemnification or advance of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

        Pursuant to United Security Bancorporation's ("USBN") Bylaws, USBN will indemnify the officers, directors and employees of USBN with respect to expenses, settlements, judgments, and fines in suits in which such person has been made a party by reason of the fact that he or she is or was an officer, director or employee of USBN. No such indemnification may be given if the acts or omissions of the person are adjudged to have been taken (or failed to have been taken) in negligence or bad faith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

      Exhibit
      Number                               Description
      ------                               -----------
       5.1               Opinion of Graham & Dunn PC, Registrant's legal
                         counsel, regarding legality of the Common Stock being
                         registered.

      23.1               Consent of Graham & Dunn PC.

      23.2               Consent of Moss Adams LLP.

      24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

      99.1               Bancwest Financial Corporation Stock Option Plan for
                         Outside Directors.

      99.2               Bancwest Financial Corporation Stock Option Plan.

      99.3 Agreement and Plan of Merger among Registrant and BFC and Bank of the West, dated as of November 10, 1998(1).

(1) Incorporated by reference from Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (Registration No. 333-68931) declared effective on December 28, 1998.

ITEM 9.  UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;



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

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 18th day of January, 2000.

                                       UNITED SECURITY BANCORPORATION


                                       By:    s/ Richard C. Emery
                                           -------------------------------------
                                           Richard C. Emery
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Richard C. Emery and Chad Galloway, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 18th day of January, 2000.

    Signature                                      Title
    ---------                                      -----

  /s/ Richard C. Emery                          President, Chief Executive Officer and Director
------------------------------------            (Principal Executive Officer)
Richard C. Emery


  /s/ Chad Galloway                             Vice President and Chief Financial Officer
------------------------------------            (Principal Financial Officer)
Chad Galloway


  /s/ Keith P. Sattler                          Chairman of the Board
------------------------------------
Keith P. Sattler

    Signature                                      Title
    ---------                                      -----

  /s/ David C. Blankenship                        Director
------------------------------------
David C. Blankenship

  /s/ Wesley E. Colley                            Director
------------------------------------
Wesley E. Colley

  /s/ Rand Elliott                                Director
------------------------------------
Rand Elliott

  /s/ David E. Frame                              Director
------------------------------------
David E. Frame

  /s/ Robert J. Gardner                           Director
------------------------------------
Robert J. Gardner

  /s/ Robert L. Golob                             Director
------------------------------------
Robert L. Golob

  /s/ Norman V. McKibben                          Director
------------------------------------
Norman V. McKibben

  /s/ Buddy R. Sampson                            Director
------------------------------------
Buddy R. Sampson

  /s/ Dann Simpson                                Director
------------------------------------
Dann Simpson

  /s/ Don Swartz                                  Director
------------------------------------
Don Swartz

  /s/ Ronald Wachter                              Director
------------------------------------
Ronald Wachter

                                INDEX OF EXHIBITS


     Exhibit
     Number                                Description
     ------                                -----------
       5.1               Opinion of Graham & Dunn PC, Registrant's legal
                         counsel, regarding legality of the Common Stock being
                         registered.

      23.1 Consent of Graham & Dunn PC (included as part of the legal opinion filed as Exhibit 5.1).

      23.2               Consent of Moss Adams LLP.

      24.1 Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).

      99.1               Bancwest Financial Corporation Stock Option Plan for
                         Outside Directors.

      99.2               Bancwest Financial Corporation Stock Option Plan.

      99.3 Agreement and Plan of Merger among Registrant and BFC and Bank of the West, dated as of November 10, 1998(1).

(1) Incorporated by reference from Exhibit 2.1 to Registrant's Registration Statement on Form S-4 (Registration No. 333-68931) declared effective on December 28, 1998.



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